UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

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NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

June 23, 2014

Dear NVE Shareholder,

NVE Corporation has appointed Continental Stock Transfer & Trust Company (“Continental”) as its new stock transfer agent and registrar effective today. Shareholder records have been transferred from Illinois Stock Transfer (“ist”) to Continental, which is now responsible for maintaining all records and responding to inquiries of registered stockholders.

Continental is one of the nation’s leading providers of securities processing and record keeping, and is ranked number one in industry-wide customer satisfaction and performance surveys.

You may contact Continental directly with inquiries regarding your registered stock holdings, address changes, transfer instructions, share balance information and forms in several ways:

By Phone: You can call Customer Service at (800) 509-5586, between the hours of 8:30 a.m. and 5:30 p.m. ET, Monday through Friday. International callers may reach Continental at (212) 509-4000.
By E-Mail: You may contact Continental via e-mail at: cstmail@continentalstock.com
By Mail: Written correspondence may be directed to:
Continental Stock Transfer & Trust Company Beard Land & Investment Co. Investor Services 17 Battery Place – 8th Floor New York, NY 10004
By Website: Visit Continental at: http://www.continentalstock.com

Continental values its relationship with NVE and looks forward to serving you.

Continental Stock Transfer & Trust Co.,
Agent for NVE Corporation